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THIS IS A TEST DOCUMENT

doc01e.txt
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                        TESTFILE COMPANY

                           SIGNATURES


     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                   TESTFILE COMPANY
                                   Registrant


November 10, 1996                  Sam S. Smith
Date                               Sam S. Smith
                                   Principal Financial Officer


November 10, 1996                  James J. Jones
Date                               James J. Jones
                                   Principal Executive Officer